CONTINUING GUARANTY AGREEMENT

THIS CONTINUING GUARANTY AGREEMENT (this "Guaranty") is made as of October 30, 2024 by and between BK TECHNOLOGIES CORPORATION, a Nevada corporation ("BK Technologies") and RELM COMMUNICATIONS, INC., a Florida corporation ("RELM" and together with BK Technologies, collectively and jointly and severally the "Guarantor") and FIFTH THIRD BANK, NATIONAL ASSOCIATION ("Lender"), and is as follows:

RECITALS

WHEREAS, Lender has agreed to extend credit and financial accommodations to BK TECHNOLOGIES INC., a Nevada corporation (the "Borrower"), pursuant to the Credit Agreement dated as of the date hereof by and between Borrower and Lender (as amended, restated, modified, supplemented or otherwise replaced from time to time, the "Credit Agreement") and the other Loan Documents; and

WHEREAS, Guarantor is affiliated with Borrower and, as such, shall be benefited directly by the transaction contemplated by the Loan Documents, and shall execute this Guaranty in order to induce Lender to enter into such transaction.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby guarantees, promises and undertakes as follows:

1. GUARANTY.

(a) Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Lender the full and prompt payment and performance when due (whether at maturity, by acceleration or otherwise) of any and all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to Lender and any affiliate of Fifth Third Bancorp, however created, of every kind and description, whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, whether or not secured by additional collateral, whether originated with Lender or owed to others and acquired by Lender by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every other obligation or liability arising under the Loan Documents, letters of credit now or hereafter issued by Lender or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Borrower, all obligations to perform or forbear from performing acts, any and all Rate Contract Obligations, and all agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, and restatements thereof, and all expenses and reasonable attorneys' fees incurred, including such fees and expenses incurred in collection or enforcement of the obligations of other guarantors, if any, or other sums disbursed by Lender or any affiliate of Fifth Third Bancorp under this Guaranty or any other document, instrument or agreement related to any of the foregoing (collectively, the "Obligations"); *provided, however*, any Excluded Swap Obligations are specifically excluded from the Obligations.

(b) This Guaranty is a continuing guaranty of payment, and not merely of collection, that shall remain in full force and effect until expressly terminated in writing by Lender, notwithstanding the fact that no Obligations may be outstanding from time to time. Such termination by Lender shall be applicable only to transactions having their inception after the effective date thereof, and shall not affect the enforceability of this Guaranty with regard to any Obligations arising out of transactions having their

inception prior to such effective date, even if such Obligations shall have been modified, renewed, compromised, extended, otherwise amended or performed by Lender subsequent to such termination. In the absence of any termination of this Guaranty as provided above, Guarantor agrees that Guarantor's obligations hereunder shall not be deemed discharged or satisfied until the Obligations are fully paid and performed, and no such payments or performance with regard to the Obligations is subject to any right on the part of any person whomsoever, including but not limited to any trustee in bankruptcy, to recover any of such payments. If any such payments are so set aside or settled without litigation, all of which is within Lender's discretion, Guarantor shall be liable for the full amount Lender is required to repay, plus costs, interest, reasonable attorneys' fees and any and all expenses that Lender paid or incurred in connection therewith, including such fees and expenses incurred in collection or enforcement of the obligations of other guarantors, if any. A successor of Borrower, including Borrower in its capacity as debtor in a bankruptcy reorganization case, shall not be considered to be a different person than Borrower; and this Guaranty shall apply to all Obligations incurred by such successor.

(c) Guarantor agrees that Guarantor is directly and primarily liable to Lender and that the Obligations hereunder are independent of the Obligations of Borrower, or of any other guarantor. The liability of Guarantor hereunder shall survive discharge or compromise of any Obligation of Borrower in bankruptcy or otherwise. Lender shall not be required to prosecute or seek to enforce any remedies against Borrower or any other party liable to Lender on account of the Obligations, or to seek to enforce or resort to any remedies with respect to any collateral granted to Lender by Borrower or any other party on account of the Obligations, as a condition to payment or performance by Guarantor under this Guaranty.

(d) Lender may, without notice or demand and without affecting its rights hereunder, from time to time: (i) renew, extend, accelerate or otherwise change the amount of, the time for payment of, or other terms relating to, any or all of the Obligations, or otherwise modify, amend or change the terms of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, and (ii) take and hold collateral for the payment of the Obligations guaranteed hereby, and exchange, enforce, waive, and release any such collateral, and apply such collateral and direct the order or manner of sale thereof as Lender in its discretion may determine. Accordingly, Guarantor hereby waives notice of any and all of the foregoing.

(e) To the extent permitted by applicable law, Guarantor hereby waives all defenses, counterclaims and off-sets of any kind or nature, whether legal or equitable, that may arise: (i) directly or indirectly from the present or future lack of validity, binding effect or enforceability of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, (ii) from Lender's impairment of any collateral, including the failure to record or perfect the Lender's interest in the collateral, or (iii) by reason of any claim or defense based upon an election of remedies by Lender in the event such election may, in any manner, impair, affect, reduce, release, destroy or extinguish any right of contribution or reimbursement of Guarantor, or any other rights of the Guarantor to proceed against any other guarantor, or against any other person or any collateral. Guarantor waives any relief or rights which may be available under valuation and appraisement laws.

(f) Guarantor hereby waives all presentments, demands for performance or payment, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or nonpayment, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Obligations, and all other notices or formalities to which Guarantor may be entitled, and Guarantor hereby waives all suretyship defenses, including but not limited to all defenses set forth in the Uniform Commercial Code, as revised from time to time (the "UCC") to the full extent such a waiver is permitted thereby. Guarantor waives and relinquishes any and all rights, defenses and benefits limiting or exonerating the liability of Guarantor as an accommodating party under applicable law.

(g) Until the Obligations are unconditionally and indefeasibly satisfied in full, Guarantor hereby irrevocably waives all legal and equitable rights to recover from Borrower any sums paid by the Guarantor under the terms of this Guaranty, including without limitation all rights of subrogation and all other rights that would result in Guarantor being deemed a creditor of Borrower under the federal Bankruptcy Code or any other law, and Guarantor hereby waives any right to assert in any manner against Lender any claim, defense, counterclaim and offset of any kind or nature, whether legal or equitable, that Guarantor may now or at any time hereafter have against Borrower or any other party liable to Lender.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor hereby represents, warrants and covenants as follows:

(a) Guarantor is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, has the power and authority to carry on its business and to enter into and perform this Guaranty and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action, and shall not violate any provision of material law or regulation applicable to Guarantor, or the articles of incorporation, regulations or bylaws of Guarantor, or any writ or decree of any court or governmental instrumentality, or any instrument or agreement to which Guarantor is a party or by which Guarantor may be bound; this Guaranty is a legal, valid and binding obligation of said Guarantor, enforceable in accordance with its terms; and there is no action or proceeding before any court or governmental body or agency now pending that may materially adversely affect the condition (financial or otherwise) of Guarantor.

3. AFFIRMATIVE COVENANTS. Guarantor covenants with, and represents and warrants to, Lender that, from and after the execution date of the Loan Documents until the Obligations are paid and satisfied in full:

(a) Access to Business Information. Guarantor shall maintain proper books of accounts and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to: (a) examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the Obligations as it may reasonably request from time to time, and (b) communicate directly with any of Guarantor's officers, employees, agents, accountants or other financial advisors with respect to the business, financial conditions and other affairs of the Guarantor.

(b) Inspection of Collateral. Guarantor shall give Lender reasonable access to the Collateral and the other property securing the Obligations for the purpose of performing examinations thereof and to verify its condition or existence.

(c) Financial Statements. Guarantor shall maintain a standard and modern system for accounting and shall furnish to Lender:

(i) Within 45 days after the end of each quarter, a copy of Guarantor's internally prepared consolidated financial statements for that quarter and for the year to date in a form reasonably acceptable to Lender, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Guarantor;

(ii) Within 120 days after the end of each fiscal year, a copy of Guarantor's financial statements audited by a firm of independent certified public accountants acceptable to Lender (which acceptance shall not be unreasonably withheld) and accompanied by an audit opinion of such accountants without qualification with an acknowledgement from such independent certified public accountants, in form and substance reasonably satisfactory to Lender, that such accountants understand that Lender is utilizing the financial statements to make its credit decision regarding Guarantor;

(iii) With the statements submitted above, a Compliance Certificate signed by Guarantor, (A) stating that no Event of Default, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action the applicable Loan Party has taken or proposes to take with respect thereto, and (B) setting forth, in summary form, figures showing the financial status of Parent in respect of the financial covenants set forth in the Credit Agreement.

(iv) Prior to the end of each fiscal year, a consolidated projected balance sheet, projected income statement and projected statement of cash flow for the subsequent fiscal year for Parent and each of its Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied;

(v) Upon request of Lender, copies of all federal, state and local income tax returns and such other information as Lender may reasonably request;

(vi) Immediately upon any officer of Guarantor obtaining knowledge of any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Guarantor has taken or is taking or proposes to take in respect thereof.

All of the statements referred to above shall be in conformance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the loans as it may reasonably request from time to time.

(d) Taxes. Guarantor shall pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon (*provided, however*, that extensions for filing and payment of such taxes shall be permitted hereunder if disclosed to and consented to by Lender), and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a Lien or charge upon any of its assets, *provided* that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Lender is notified in advance of such contest and if Guarantor establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or bond in an amount acceptable to Lender.

(e) Existence; Business. Guarantor shall (i) maintain its existence as a corporation, (ii) continue to engage primarily in business of the same general character as that now conducted, and (iii) refrain from entering into any lines of business substantially different from the business or activities in which Guarantor is presently engaged.

(f) Compliance with Laws. Guarantor shall comply with all federal, state and local laws, regulations and orders applicable to Guarantor or its assets including but not limited to all Environmental Laws, in all respects material to Guarantor's business, assets or prospects and shall immediately notify Lender of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Guarantor regarding any environmental or safety and health rule, regulation, statute, ordinance or law. Guarantor shall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by applicable law, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(g) Notice of Default. Guarantor shall, within ten (10) days of its knowledge thereof, give written notice to Lender of: (i) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and (ii) the occurrence of any event or the existence of any condition which would prohibit or limit the ability of Guarantor to reaffirm any of the representations or warranties, or to perform any of the covenants, set forth herein.

(h) Depository/Banking Services. Lender shall be the principal depository in which substantially all of Guarantor's funds are deposited, and the principal bank of account of Guarantor, as long as any Obligations are outstanding, and Guarantor shall grant Lender the first and last opportunity to provide any corporate banking services required by Guarantor and its Affiliates.

4. NEGATIVE COVENANTS. Guarantor covenants with, and represents and warrants to, Lender that, from and after the execution date hereof until the Obligations are paid and satisfied in full:

(a) Indebtedness. Guarantor shall not incur, create, assume or permit to exist any additional Indebtedness for borrowed money (other than the Obligations) or Indebtedness on account of deposits, advances or progress payments under contracts, notes, bonds, debentures or similar obligations or other indebtedness evidenced by notes, bonds, debentures, capitalized leases or similar obligations except for (i) Permitted Purchase Money Indebtedness and (ii) such other unsecured Indebtedness permitted under Section 5.2(b) of the Credit Agreement.

(b) Prepayments. Guarantor shall not voluntarily prepay any Indebtedness owing by Guarantor prior to the stated maturity date thereof other than (i) the Obligations and (ii) Indebtedness to trade creditors where the prepayment shall result in a discount on the amount due.

(c) Leases. Guarantor shall not enter into any lease of real or personal property as the lessee, or become or remain liable in any way whether by assignment, as guaranty or other surety, if the aggregate amount of all payments due under such lease and all other leases of Loan Parties then in effect would exceed $600,000 in any fiscal year.

(d) Pledge or Encumbrance of Assets. Other than the Permitted Liens, Guarantor shall not create, incur, assume or permit to exist, arise or attach any Lien in any present or future asset. Guarantor shall not create or permit, directly or indirectly, any prohibition or restriction on the creation or existence of a Lien in favor of Lender upon the assets of Guarantor nor create any contractual obligation which may restrict or inhibit Lender's rights or abilities to sell or otherwise dispose of all or any part of any Collateral after the occurrence of an Event of Default.

(e) Guarantees and Loans. Guarantor shall not enter into any direct or indirect guarantees other than by endorsement of checks for deposit or other than in the ordinary course of business,

nor make any advance or loan, including, without limitation, loans and advances to employees of Guarantor, other than such advances or loans extended in the ordinary course of business as presently conducted.

(f) Distributions. Guarantor shall not (i) declare or pay any dividend or distributions (except stock or other ownership interest dividends) on its capital stock or other ownership interests, (ii) make any payments of any kind to its shareholders or members (including, without limitation, debt repayments, payments for goods or services or otherwise, but excluding ordinary salary payments to shareholders or members employed by Guarantor) or (iii) redeem any shares of its capital stock or other ownership interests in any fiscal year, except to the extent that, both before and after giving effect to such distribution, no Event of Default is continuing. Notwithstanding the foregoing, if Guarantor elects to be taxed as an "S" corporation or a partnership for federal income tax purposes, distributions to Guarantor's shareholders or members shall be permitted in amounts necessary to cover federal and state income tax liabilities payable solely as a result of income of Guarantor being included in such shareholders' or members' tax returns which distributions shall be in amounts necessary to pay such shareholders' or members' tax obligations based upon such income derived from Guarantor; such distributions may be made only so long as no Event of Default has occurred prior to such distributions or shall occur as a result of such distribution.

(g) Merger and Other Corporate Structures. Guarantor shall not (i) change its capital structure, (ii) merge or consolidate with any entity, or undergo any statutory division, or (iii) amend or change its articles of incorporation and code of regulations or by-laws.

(h) Transactions with Affiliates. Guarantor shall not (i) directly or indirectly issue any guarantee for the benefit of any of its Affiliates, (ii) directly or indirectly make any loans or advances to, or investments in, any of its Affiliates, (iii) enter into any transaction with any of its Affiliates, other than transactions entered into in the ordinary course of business upon fair and commercially reasonable terms determined by Lender to be no less favorable to Guarantor than could be obtained in a comparable arms-length transaction with an unaffiliated person, or (iv) divert (or permit anyone to divert) any of its business opportunities to any Affiliate or any other corporate or business entity in which Guarantor or its shareholders holds a direct or indirect interest; provided, that neither the foregoing nor any other provision herein shall prohibit transactions that are permitted pursuant to Section 5.9 of the Credit Agreement.

(i) Investments. Guarantor shall not purchase or hold beneficially any stock, securities or evidences of indebtedness of, or make any investment or acquire any interest in, or make any advance or loan to, or assume any liability on behalf of, any other individual, partnership, company, association or other business enterprise or entity other than short term investments of excess working capital in one or more of the following: (i) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; (ii) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $25,000,000; Permitted Acquisitions; and (iii) any other item listed on the attached Exhibit entitled "Permitted Investments."

5. FINANCIAL COVENANTS. The Guarantor shall satisfy each of the financial covenants set forth in Section 6 of the Credit Agreement.

6. EVENTS OF DEFAULT. The occurrence of any "Event of Default" as defined in the Credit Agreement shall constitute an Event of Default for all purposes of this Guaranty.

7. REMEDIES.

(a) Whenever any Event of Default as defined herein shall have happened, Lender, in its sole discretion, may take any remedial action permitted by law or in equity or by the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, including demanding payment in full of all sums guaranteed hereby, whether or not the Lender has such rights against any other guarantor if any, and whether or not the Lender elects to exercise any rights or remedies against any other person or property, plus any accrued interest or other expenses.

(b) If Lender should employ attorneys or incur other expenses for the enforcement of this Guaranty, Guarantor, on demand therefor, shall reimburse the reasonable fees of such attorneys and such other expenses to the extent permitted by law.

(c) No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute. No delay or omission on the part of Lender to exercise any right or remedy shall be construed to be a waiver thereof, but any such right or remedy may be exercised from time to time and as often as may be deemed expedient thereby, and a waiver on any one occasion shall be limited to that particular occasion.

8. FINANCIAL CONDITION OF BORROWER. Guarantor is presently informed of the financial condition of Borrower and of all other circumstances that a diligent inquiry would reveal and which would bear upon the risk of nonpayment of any of the Obligations. Guarantor hereby covenants that Guarantor shall continue to keep informed of such matters, and hereby waives Guarantor's right, if any, to require Lender to disclose any present or future information concerning such matters including, but not limited to, the release of or revocation by any other guarantor.

9. SUBORDINATION. All indebtedness and liability now or hereafter owing by Borrower to Guarantor is hereby absolutely, irrevocably, and unconditionally postponed and subordinated to the Obligations owing to Lender; and such indebtedness and liability to Guarantor, if Lender so requests, shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the Obligations.

10. NOTICES.

(a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, e-mail, electronic submissions or similar writing, but not facsimile transmission) and shall be given to such party at its address or e-mail address set forth below or at such other address or e-mail address as such party may hereafter specify for the purpose by notice to Lender and Guarantor; *provided*, that notices, requests or other communications shall be permitted by e-mail or other electronic submissions only in accordance with the provisions of Section 10(b). Each such notice, request or other communication shall be effective (i) if given by e-mail or other electronic submissions, as set forth in Section 10(c) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section. Notwithstanding anything to the

contrary herein, and for the avoidance of any doubt, notices, requests and other communications delivered by facsimile transmission do not satisfy the requirements of this Section 10.

To Guarantor:	BK Technologies, Inc. 7100 Technology Drive West Melbourne, FL 32904 Attn: Scott Malmanger Email: smalmanger@bktechnologies.com
To Lender:	Fifth Third Bank, National Association 200 East Robinson Street, Suite 1000 Orlando, FL 32801 Attn: Nick Venovski Email: Nicholas.Venovski@53.com

(b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites); *provided*, that the foregoing shall not apply to notices sent directly to any party hereto if such party has notified Lender that it has elected not to receive notices by electronic communication (which election may be limited to particular notices).

(c) Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; *provided*, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

11. MISCELLANEOUS.

(a) This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Capitalized terms used, but not defined, herein have the meanings given to them in the Credit Agreement, which Guarantor acknowledges that Guarantor has reviewed and is familiar with the terms thereof. This Guaranty, together with the other Loan Documents (as applicable), is the complete agreement of the parties hereto and supersedes all previous understandings and agreements relating to the subject matter hereof. Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought. As the context herein requires, the singular shall include the plural and one gender shall include one or both other genders. If any provision of this Guaranty or the application thereof to any person or circumstance is held invalid, the remainder of this Guaranty and the application thereof to other persons or circumstances shall not be affected thereby.

(b) This Guaranty shall inure to the benefit of Lender's successors and assigns and shall be binding upon the heirs, executors, administrators and successors of Guarantor. This Guaranty is

not assignable by Guarantor. This Guaranty is assignable by Lender, and any assignment hereof or any transfer or assignment of the Loan Documents or portions thereof by Lender shall operate to vest in any such assignee all rights and powers herein conferred upon and granted to Lender.

(c) If from any cause or circumstances whatsoever, fulfillment of any provisions of this Guaranty at the time performance of such provision shall be due involves transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity. The provisions of this paragraph shall control every other provision of this Guaranty.

(d) Lender shall not be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that any Loan Party makes any payment or Lender enforces its Liens or Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

(e) THIS GUARANTY, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF ORANGE, STATE OF FLORIDA AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO GUARANTOR AT THE ADDRESS SET FORTH IN THIS GUARANTY AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

(f) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. GUARANTOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[Signature page follows]

IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date first written above.

GUARANTOR:

BK TECHNOLOGIES CORPORATION

By: /s/ Scott A. Malmanger
Name: Scott A. Malmanger
Title: Chief Financial Officer, Secretary and Treasurer

RELM COMMUNICATIONS, INC.

By: /s/ Scott A. Malmanger
Name: Scott A. Malmanger
Title: Chief Financial Officer, Secretary and Treasurer